UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/16/2006

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.02.    Termination of a Material Definitive Agreement

On May 16, 2006, Mr. Alan J. Ballard's service with our company terminated.   Mr. Ballard was formerly our Vice President, Government and Military Division. In conjunction with Mr. Ballard's departure, Mr. Ballard's employment arrangement with the company terminated. Mr. Ballard was employed under the terms of a letter agreement dated as of November 21, 2003, as amended. Mr. Ballard's annual base salary at the time of resignation was $145,000, and he participated in bonus, benefit and other incentives at the discretion of the compensation committee of our board of directors. Mr. Ballard's employment was terminable at-will by us or Mr. Ballard for any reason, with or without notice.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: May 16, 2006	By:	/s/ John R. Zavoli
John R. Zavoli
President and Chief Operating Officer